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EXHIBITS


Exhibit 23.0     Consent of Ernst & Young LLP




                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27629) pertaining to The Publishing Company of North America, Inc. 1996 Stock Plan of our report dated February 13, 1998, with respect to the consolidated financial statements of The Publishing Company of North America, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997.


ERNST & YOUNG, LLP

Orlando, Florida
April 14, 1998